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    As filed with the Securities and Exchange Commission on February 1, 2002

                                                      Registration No. 333-01023
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 POST EFFECTIVE
                               AMENDMENT NO. 1 TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           the Securities Act of 1933

                            OAKWOOD HOMES CORPORATION
             (Exact name of registrant as specified in its charter)

             North Carolina                                 56-0985879
             --------------                                 ----------
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)


           7800 McCloud Road
       Greensboro, North Carolina                           27409-9634
       --------------------------                           ----------
(Address of principal executive offices)                    (Zip code)


                OAKWOOD HOMES CORPORATION KEY EMPLOYEE STOCK PLAN
                -------------------------------------------------
                            (Full title of the plan)


                                Myles E. Standish
                            Oakwood Homes Corporation
                                7800 McCloud Road
                        Greensboro, North Carolina 27409
                                 (336) 664-2400
 (Name, address and telephone number, including area code, of agent for service)

                                 with copies to:

                                  Sean M. Jones
                   Kennedy Covington Lobdell & Hickman, L.L.P.
                             100 North Tryon Street
                                   Suite 4200
                         Charlotte, North Carolina 28202
                                 (704) 331-7400


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                          Proposed     Proposed
                                           Maximum      Maximum
                                          Offering     Aggregate     Amount of
Title of Securities     Amount to be        Price      Offering     Registration
 to be Registered        Registered       Per Share      Price          Fee
--------------------------------------------------------------------------------
$.50 Par Value       300,000 shares (1)      (2)          (2)           (2)
Common Stock
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) This Registration Statement on Form S-8 relates to 300,000 shares of $.50 par value common stock (the "Common Stock") of Oakwood Homes Corporation (the "Company") that may be offered and sold from time to time pursuant to the Oakwood Homes Corporation Key Employee Stock Plan. The Common Stock includes the associated rights to purchase Junior Participating



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         Class A Preferred Stock that are attached to and trade with the shares of the common stock. The number of shares of Common Stock registered hereby has been adjusted to give effect to the Company's one-for-five reverse stock split effected June 18, 2001.

(2) All required filing fees were paid in connection with the original filing of the Registration Statement on Form S-8 on February 16, 1996.

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                              EXPLANATORY STATEMENT

         Oakwood Homes Corporation (the "Company") is filing this Post-Effective Amendment No. 1 to specifically include a reference on the cover page of the Registration Statement to the rights to purchase Junior Participating Class A Preferred Stock that are attached to and trade with the shares of Common Stock. The original Registration Statement on Form S-8 (File No. 333-01023) was filed with the Securities and Exchange Commission on February 16, 1996.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.


         The information required by Item 1 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.


Item 2.  Registrant Information and Employee Plan Annual Information.


         The information required by Item 2 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.


         The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this registration statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

         (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated June 26, 1974, as amended by Amendment No. 1 to Form 8-A dated July 8, 1974, and as further amended in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1991, including any amendment or report filed for the purpose of updating such description.

         (c) The description of the Company's preferred stock purchase rights contained in the Company's Registration Statement on Form 8-A, filed August 22, 1991, and as amended by the Company's Registration Statement on Form 8-A/A, filed July 24, 2001, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of

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this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.


         The validity and legality of the Common Stock registered hereunder have been passed upon for the Company by Kennedy Covington Lobdell & Hickman, L.L.P., Bank of America Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina 28202. Clarence W. Walker, who is of counsel to Kennedy Covington, is a member of the Company's board of directors. At January 14, 2002, Mr. Walker and other partners and associates of Kennedy Covington and their spouses and minor children beneficially owned an aggregate of 16,882 shares of the Company's Common Stock.


Item 6.  Indemnification of Directors and Officers.


         The North Carolina Business Corporation Act (the "NCBCA") contains provisions prescribing the extent to which directors and officers shall or may be indemnified against liabilities which they may incur in their capacities as such. Under those provisions the availability or requirements of indemnification or reimbursement of expenses is dependent upon numerous factors, including whether the action is brought by the corporation or by unrelated third parties and the extent to which the potential indemnitee is successful in his defense. The Bylaws of the Company provide for indemnification of directors to the fullest extent permitted by law.

         The NCBCA also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities which they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the NCBCA. The Company has purchased insurance to provide for indemnification of directors and officers.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.


         A list of exhibits is set forth on the Exhibit Index that immediately precedes the exhibits and is incorporated by reference herein.


Item 9.  Undertakings.


The Company hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on this 30th day of January, 2002.


                                        OAKWOOD HOMES CORPORATION


                                        By:  /s/ Suzanne H. Wood
                                             -----------------------------------
                                             Name:  Suzanne H. Wood
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 30th day of January, 2002.

NAME                             TITLE

/s/ Myles E. Standish            Director, Chief Executive Officer and President
-----------------------------    (Principal Executive Officer)
Myles E. Standish


/s/ Dennis I. Meyer              Director
-----------------------------
Dennis I. Meyer


/s/ Kermit G. Phillips, II       Director
-----------------------------
Kermit G. Phillips, II


                                 Director
-----------------------------
Sabin C. Streeter


/s/ Francis T. Vincent, Jr.      Director
-----------------------------
Francis T. Vincent, Jr.


/s/ Clarence W. Walker           Director
-----------------------------
Clarence W. Walker


/s/ H. Michael Weaver            Director
-----------------------------
H. Michael Weaver


/s/ Robert A. Smith              Director
-----------------------------
Robert A. Smith

/s/ Suzanne H. Wood              Executive Vice President and
-----------------------------    Chief Financial Officer
Suzanne H. Wood                  (Principal Financial and Accounting Officer)








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                            OAKWOOD HOMES CORPORATION

                                  EXHIBIT INDEX

Exhibit No.                             Exhibit Description
-----------                             -------------------

    4.1 Restated Articles of Incorporation of the Company dated January 25, 1984 (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1984)

    4.2 Articles of Amendment to the Restated Articles of Incorporation of the Company dated February 18, 1988
                  (Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1988)

    4.3 Articles of Amendment to the Restated Articles of Incorporation of the Company dated April 23, 1992 (Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1992)

    4.4 Articles of Amendment to the Restated Articles of Incorporation of the Company dated June 13, 2001 (Exhibit 2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)

    4.5 Amended and Restated Bylaws of the Company adopted February 1, 1995 (Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994)

    4.6 Shareholder Protection Rights Agreement dated August 22, 1991 between the Company and Wachovia Bank of North Carolina, N.A., as Rights Agent (Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1991)

    4.7 Amendment to Shareholder Protection Rights Agreement dated July 24, 2001 between the Company and First Union National Bank, N.A., as successor Rights Agent (Exhibit 2 to the Company's Registration Statement on Form 8-A/A filed August 2,
                  2001)

     5            Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.
                  (previously filed)

    23.1          Consent of PricewaterhouseCoopers LLP*

    23.2          Consent of Kennedy Covington Lobdell & Hickman, L.L.P.
                  (previously filed)

    24.1          Power of Attorney*


* Filed herewith.